                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 of IVI Checkmate Corp. of our report dated February 12, 1998, with respect to the financial statements of International Verifact Inc. for the years ended December 31, 1997 and 1996, included in Amendment No. 2 to International Verifact Inc.'s Annual Report (Form 20-F) for the year ended December 31, 1997, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


                                        /s/ Coopers & Lybrand

                                            Chartered Accountants

Toronto, Canada
January 20, 2000